                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                                ID SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:



________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

                               I.D. SYSTEMS, INC.

                              --------------------





                            Notice of Annual Meeting
                                       and
                                 Proxy Statement



















Wednesday, June 5, 2002
at 10:00 a.m.
At the offices of the Company
One University Plaza
Hackensack, New Jersey 07601

                               I.D. Systems, Inc.
                              One University Plaza
                          Hackensack, New Jersey 07601






                                                                     May 6, 2002

Dear Stockholder:

                  On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders to be held on Wednesday, June 5, 2002 at 10 a.m. Eastern Daylight Time, at the offices of I.D. Systems, Inc. (the "Company") at One University Plaza, Hackensack, New Jersey 07601.

                  The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the specific business to be acted upon.

                  In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

                  It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the self-addressed envelope provided.

                  Thank you for your continued interest in I.D. Systems.



                                        Sincerely,


                                        /s/ Jeffrey M. Jagid

                                        Jeffrey M. Jagid
                                        Chief Executive Officer

                               I.D. Systems, Inc.
                              One University Plaza
                          Hackensack, New Jersey 07601

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 5, 2002

To the Stockholders of I.D. Systems, Inc.:

                  Notice is hereby given that the Annual Meeting of Stockholders of I.D. Systems, Inc. (the "Company") will be held at the offices of the Company, located at One University Plaza, Hackensack, New Jersey 07601 on Wednesday, June 5, 2002 at 10:00 a.m. Eastern Daylight Time for the following purposes:

         1. To elect six (6) Directors, the names of whom are set forth on the accompanying proxy statement, to serve for the ensuing year or until their successors are elected.

         2. To ratify the appointment of Richard A. Eisner & Company, LLP as independent auditors of the Company for 2002.

         3. To transact such other business as may properly come before the meeting.

                  Only stockholders of record at the close of business on April 22, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                  Whether you expect to attend the meeting or not, please vote, sign, date and return the enclosed proxy in the self-addressed envelope provided as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By order of the Board of Directors

/s/ Martin G. Rosansky

Martin G. Rosansky
Secretary

Dated:  May 6, 2002

                               I.D. Systems, Inc.
                              One University Plaza
                          Hackensack, New Jersey 07601






                                                                     May 6, 2002

                                 Proxy Statement

                               GENERAL INFORMATION

                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of I.D. Systems, Inc., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices, located at One University Plaza, Hackensack, New Jersey 07601, on Wednesday, June 5, 2002 at 10:00 a.m. Eastern Daylight Time, and all adjournments thereof.

                  The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company's 2001 Annual Report, including financial statements, the Proxy Statement and form of proxy/voting instruction card (the "proxy card" or "proxy") are being mailed to the Company's stockholders of record at the close of business on April 22, 2002. These documents shall be mailed on or about May 6, 2002.

                  A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to such proxy are voted by notifying the Secretary of the Company in writing. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such instructions. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR Proposals No. 1 and No. 2.

Outstanding Voting Securities

                  Only stockholders of record at the close of business on April 22, 2002 are entitled to vote at the Annual Meeting. On that day, there were 6,754,598 shares of Common Stock outstanding.

                  If a quorum is present, in person or by proxy, all elections for Directors shall be decided by plurality of the votes cast in respect thereof. If no voting direction is indicated on the proxy cards, the shares will be considered votes for the nominees. In accordance with Delaware law, stockholders entitled to vote for the election of Directors can withhold authority to vote for all nominees for Directors or can withhold authority to vote for certain nominees for Directors.

                  Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Abstentions on the Company's proposal to ratify the appointment of the independent auditors will not have any effect for or against such proposal.

                  Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors and the ratification of the appointment of the independent auditors. Under applicable Delaware law, "broker non-votes" on any other non-routine proposal (where a broker submits a proxy but does not have authority to vote a customer's shares on such proposal) would not be considered entitled to vote on that proposal and will, therefore, have no legal effect on the vote of that particular matter.

How You Can Vote

                  You may vote your shares by signing the enclosed proxy or voting instruction card and returning it in a timely manner. Please mark the appropriate boxes on the card and sign, date and return the card promptly. A postage-paid return envelope is enclosed for your convenience.

Stockholders' Proposals for Next Annual Meeting

                  Stockholders' proposals intended to be presented at the 2002 Annual Meeting of Stockholders (to be held in 2003) must be received by the Company no later than January 6, 2003 for inclusion in the Company's proxy statement and form of proxy for that meeting.

                  Execution of the accompanying proxy card will not affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted.

Proposal No. 1.

Election of Directors

                  Six (6) directors will be elected at the Annual Meeting to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. Mr. N. Bert Loosmore, a current director of the Company, has not been slated for re-election at the Annual Meeting. The names of the nominees for directors of the Company whose terms of office will continue after the Annual Meeting are listed below.

                  Jeffrey M. Jagid, 33, has been Chairman of the Board since June 2001 and Chief Executive Officer of the Company since June 2000. Prior to that, he had served as the Company's Chief Operating Officer. Since he joined the Company in 1995, Mr. Jagid has served as a Director of the Company as well as its General Counsel. Mr. Jagid is also a director of Coining Technologies, Inc. Mr. Jagid received a Bachelor of Business Administration from Emory University in 1991 and a Juris Doctor degree from the Benjamin N. Cardozo School of Law in 1994. Prior to joining the Company, Mr. Jagid was a corporate litigation associate at the law firm of Tannenbaum Helpern Syracuse & Hirschtritt LLP, in New York City. He is a member of the Bar of the States of New York and New Jersey.

                  Kenneth S. Ehrman, 32, is a founder of the Company and has been its Chief Operating Officer since June 2000. Mr. Ehrman has been President and a Director of the Company since inception. He graduated from Stanford University in 1991 with a Bachelor of Science in Industrial Engineering after studying Management, Production and Finance. Upon his graduation, and until the inception of the Company in 1993, Mr. Ehrman worked as a production manager with Echelon Corporation. Mr. Ehrman is the brother of Michael L. Ehrman, the Company's Executive Vice President of Engineering.

                  Beatrice Yormark, 57, has served as a director of the Company since June 2001. Ms. Yormark is the President and Chief Operating Officer of Echelon Corporation, a leader in networking every day devices. Ms. Yormark has been with Echelon since 1990. Prior to becoming the President and Chief Operating Officer in September 2001, she held the position of Vice President of Worldwide Marketing and Sales. Before joining Echelon, she was the Chief Operating Officer of Connect, Inc., an on-line information services company. Before joining Connect, Ms. Yormark held a variety of positions, including executive director of systems engineering for Telaction Corporation, director in the role of partner at Coopers & Lybrand, vice president of sales at INTERACTIVE Systems Corporation, and various staff positions at the Rand Corporation. Ms. Yormark spent one-year teaching computer science at Purdue University, following the completion of her MS degree in computer science. In addition to her graduate degree, Ms. Yormark has a BS degree in mathematics from City College of New York.

                  Martin G. Rosansky, 63, is a founder of the Company and has served as its Secretary and as a Director since inception. Mr. Rosansky is the president of Coining Technologies, Inc., a manufacturer of electronic components for the telecommunications industry, which he founded in 1991. In March 1991, Mr. Rosansky co-founded and served as the Vice Chairman of Ultralife Batteries, Inc. Prior to Mr. Rosansky's involvement in Ultralife, he co-founded Power Conversion, Inc. and was its Chairman of the Board, Secretary and Treasurer from 1970 to January 1989. Mr. Rosansky earned a Bachelor of Science in Mechanical Engineering from Polytechnic Institute of Brooklyn in 1960.

                  Lawrence Burstein, 59, has served as a Director of the Company since June 1999. Since March 1996, Mr. Burstein has served as President and a director of Unity Venture Capital Associates, Ltd., a private investment company. From January 1982 to March 1996, Mr. Burstein was Chairman of the Board and a principal stockholder of Trinity Capital Corporation, a private investment company. Mr. Burstein is also a director of THQ, Inc., Brazil Fast Food Corp., CAS Medical Systems, Inc., Traffix, Inc. and Gender Sciences, Inc. Mr. Burstein received a Bachelor of Arts in Economics from the University of Wisconsin and a Bachelor of Law from Columbia Law School.

                  Michael Monaco, 54, is a Director nominee of the Company. He has served as a Vice Chairman of Cendant Corporation from 1996 to 2000 and as Chief Executive Officer of the Direct Marketing Division of Cendant from 1998 to 2000. Mr. Monaco served as the Executive Vice President and Chief Financial Officer of the American Express Company from 1990 to 1996. Mr. Monaco is a Director of Washington Group International, Inc. Mr. Monaco received a Bachelor of Science degree in Accounting from Villanova University and a Master of Business Administration degree from Fairleigh Dickinson University. Mr. Monaco is also a Certified Public Accountant.

                  The Board of Directors of the Corporation recommends a vote FOR the slate of director nominees. The vote of a plurality of shares, present in person or represented by proxy at the Annual Meeting and entitled to vote, is required to elect each of the Directors.

The Board of Directors

                  The Board of Directors is responsible for the management and direction of the Company and for establishing broad corporate policies. Members of the Board of Directors are kept informed of the Company's business through various documents and reports provided by the Chief Executive Officer and other corporate officers, and by participating in Board of Directors and committee meetings. Each Director has access to all books, records and reports of the Company, and members of management are available at all times to answer their questions. The Board of Directors held three meetings during 2001. Each Director attended all of these meetings. The Board of Directors has a standing Compensation Committee and standing Audit Committee but does not have a standing Nominating Committee.

                  Compensation Committee

                  The Compensation Committee sets policies that govern executives' annual compensation and long-term incentives, reviews management performance, development and compensation, determines option grants and administers the Company's incentive plans. The Compensation Committee, composed of Messrs. Burstein, Rosansky and Ms. Yormark, held six meetings during 2001, which were attended via teleconference by all the members thereof.

                  Audit Committee Report

                  The Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of the Company's other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference therein.

                  The Audit Committee consists of three members, all of whom are "independent" under the Nasdaq listing standards as currently in effect. None of the Audit Committee members is a current officer or employee of the Company or any of its affiliates.

                  The Board of Directors has adopted a written charter for the audit committee, which is included with this proxy statement as Appendix A. The charter has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The charter sets forth the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the audit committee, as well as the relationship of the Audit Committee to the Company's independent auditors and management.

                  In accordance with its written charter, the Audit Committee assists the Board in monitoring (1) the integrity of the Company's financial reporting process including its internal controls regarding financial reporting,
(2) the compliance by the Company with legal and regulatory requirements, (3) the independence and performance of the Company's internal and external auditors and (4) provide an avenue of communication among the independent auditors, management and the Board of Directors. The Audit Committee, composed of Messrs. Burstein, Rosansky and Ms. Yormark, all independent directors, held one meeting during 2001, which was attended by all the members thereof.

                  The Audit Committee has reviewed the audited financial statements of the Company for the year ended December 31, 2001, with management and Richard A. Eisner & Company, LLP, the Company's independent auditors.

                  The Audit Committee has discussed and reviewed with Richard A. Eisner & Company, LLP all the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). It has also received the written disclosures and the letter from Richard A. Eisner & Company, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Richard
A. Eisner & Company, LLP their independence.

                  Based on this review and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                  Lawrence Burstein
                  Martin G. Rosansky
                  Beatrice Yormark

                               OWNERSHIP OF SHARES

The following table sets forth information with respect to the beneficial ownership of shares of common stock as of March 31, 2002:

o each person or entity who is known by the Company to beneficially owns five percent or more of the common stock;

o        each director and executive officer of the Company; and

o        all directors and executive officers of the Company as a group.

Name of Beneficial Owner (1)                                         Number of Shares            Percentage (2)
--------------------------------------------------------------------------------------------------------------------

Jeffrey M. Jagid                                                          489,125(3)                 6.94%

Kenneth S. Ehrman                                                         635,213(4)                 9.15%

Michael L. Ehrman                                                         333,400(5)                 4.73%

Ned Mavrommatis                                                            36,500(6)                     *

N. Bert Loosmore                                                          543,676(7)                 8.00%

Martin Rosansky                                                           606,538(8)                 8.81%

Lawrence Burstein                                                          25,063(9)                     *

Beatrice Yormark                                                           3,958(10)                     *

CQ Capital, LLC and E. Turner Baur                                       538,200(11)                 7.92%

Jack Silver                                                              423,700(12)                 6.24%

All Directors and Executive Officers as a group                        2,673,473(13)                35.12%
(8 persons)

--------------------

*  Less than one percent

(1) Unless otherwise indicated, the address for each named individual or group is in care of the Company, Inc., One University Plaza, 6th Floor Hackensack, NJ 07601.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the "Currently Exercisable Options"). Each beneficial owner's percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

(3) Includes 251,875 shares of common stock underlying Currently Exercisable Options granted to Mr. Jagid, pursuant to the Company's 1995 Employee Stock Option Plan and 1999 Stock Option Plan.

(4) Includes 151,250 shares of common stock underlying Currently Exercisable Options granted to Mr. Ehrman pursuant to the Company's 1995 Employee Stock Option Plan and 1999 Stock Option Plan.

(5) Includes 251,875 shares of common stock underlying Currently Exercisable Options granted to Mr. Ehrman pursuant to the Company's 1995 Employee Stock Option Plan and 1999 Stock Option Plan.

(6) Includes 34,000 shares of common stock underlying Currently Exercisable Options to Mr. Mavrommatis pursuant to the Company's 1999 Stock Option Plan.

(7) Includes 5,729 shares of common stock underlying Currently Exercisable Options granted to Mr. Loosmore pursuant to the Company's 1999 Director Option Plan.

(8) Includes 96,000 shares of common stock underlying Currently Exercisable Options granted to Mr. Rosansky pursuant to the Company's 1995 Employee Stock Option Plan and its 1999 Director Option Plan.

(9) Includes 25,063 shares of common stock underlying currently exercisable options granted to Mr. Burstein pursuant to the Company's 1999 Director Option Plan.

(10) Includes 3,958 shares of common stock underlying currently exercisable options granted to Ms. Yormark pursuant to the Company's 1999 Director Option Plan.

(11) Includes (i) 467,300 shares held by CQ Capital, L.L.C. and beneficially owned by E. Turner Baur and (ii) 70,900 shares beneficially owned by E. Turner Baur. The address of the business office of each of the reporting persons is 65 Locust Avenue, Second Floor, New Canaan, Connecticut 06840. The foregoing information is derived from a Schedule 13G/A filed on behalf of CQ Capital L.L.C. and E. Turner Baur on January 25, 2002.

(12) His address is 660 Madison Avenue, 15th Floor, New York, New York 10021. The foregoing information is derived from a Schedule 13G filed by Mr. Silver on February 14, 2002.

(13) Includes 819,750 shares of common stock underlying Currently Exercisable Options granted to such individuals pursuant to the Company's 1995 Employee Stock Option Plan, 1999 Stock Option Plan and 1999 Directors Option Plan.

                             EXECUTIVE COMPENSATION

                  The following table sets forth the compensation paid or accrued, for the fiscal years ended December 31, 2001, 2000 and 1999, for the Company's Chief Executive Officer and four most highly compensated executive officers other than its Chief Executive Officer, whose salary and bonus were in excess of $100,000 (the "Named Officers") who were employed by the Company on December 31, 2001.

                           Summary Compensation Table

                                                                                                                  Long-Term
                                                                                Annual Compensation              Compensation
                                                                              -----------------------        ---------------------
                                                                                                                  Securities
                     Name and                                                                                     Underlying
                Principal Position                         Year               Salary            Bonus           Options/SARs (#)
                ------------------                         ----               ------            -----        ---------------------

Jeffrey M. Jagid                                           2001               $120,000             ---            65,000
Chief Executive Officer                                    2000               $119,500             ---            75,000
and General Counsel                                        1999               $114,500         $12,000               ---

Kenneth S. Ehrman                                          2001               $120,000             ---            45,000
President and Chief Operating Officer                      2000               $119,500             ---            37,500
                                                           1999               $114,500         $12,000               ---

Michael L. Ehrman                                          2001               $108,000             ---            60,000
Executive Vice President                                   2000               $107,500             ---            75,000
                                                           1999                109,000         $24,000               ---

Ned Mavrommatis                                            2001               $100,000             ---            55,000
Chief Financial Officer and Treasurer                      2000               $100,000             ---            70,000
                                                           1999(1)             $34,000             ---            40,000

--------------------

(1) Mr. Mavrommatis joined the Company in August 1999. His annualized salary in 1999 would have been $100,000.

Option Grants in 2001

                  During the year ended December 31, 2001, options to purchase shares of the Company's common stock were granted under the Company's 1999 Employee Stock Option Plan to the below named officers and directors in the amounts and at the per share exercise price set forth opposite their names. All options vest in equal installments over a five-year period commencing on the first anniversary of the date of grant.

                                    Number of        Percent of
                                   Securities       Total Options
                                   Underlying         Granted to          Exercise
                                     Options         Employees in           Price           Expiration
             Name                    Granted          Fiscal 2001         ($/Share)            Date
------------------------------   ----------------  ------------------  ---------------    ---------------
Jeffrey M. Jagid                       65,000            11.2%               $5.67            11/1/11

Michael L. Ehrman                      60,000            10.4%               $5.67            11/1/11

Ned Mavrommatis                        55,000             9.5%               $5.67            11/1/11

Kenneth S. Ehrman                      45,000             7.8%               $5.67            11/1/11

Option Values

                  The following table sets forth the number and value of securities underlying unexercised options that are held by the Named Officers as of December 31, 2001. The value of unexercised in-the-money options is based on the fair market value of our common stock on December 31, 2001 of $10.59, as quoted on the Nasdaq SmallCap Market, minus the actual exercise price. None of the Named Officers exercised options during the fiscal year ended December 31, 2001.

                                      Number of Securities
                                     Underlying Unexercised               Value of Unexercised In-the-
                                       Options at December                  Money Options at December
                                              31, 2001                          31, 2001 ($)
                                  -------------------------------       --------------------------------
                                  Exercisable       Unexercisable       Exercisable       Unexercisable
                                  -----------       -------------       -----------       -------------
Jeffrey M. Jagid                      236,875           181,250             2,128,811         1,029,608

Michael L. Ehrman                     236,875           176,250             2,163,856         1,005,188

Ned Mavrommatis                        30,000           135,000               185,823           755,292

Kenneth S. Ehrman                     143,750           107,500             1,327,091           617,385


Directors' Compensation

                  The Company reimburses its Directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company but does not pay its directors any fees for board participation.

                  Non-employee directors are entitled to participate in the Company's 1999 Director Option Plan. A total of 300,000 shares of Common Stock have been reserved for issuance under the plan. The plan provides for the automatic grant of 15,000 shares to each non-employee director at the time he or she is first elected to the Board of Directors and an automatic grant of an option to purchase 5,000 shares on the first day of each fiscal quarter, if on such date he or she has served on the board for at least six months. Each option grant under the plan has a term of 10 years and vests on a cumulative monthly basis over a four-year period. The exercise price of all options equals the fair market value of the Common Stock on the date of grant.

                  Employee directors are entitled to participate in the Company's 1999 Stock Option Plan. A total of 1,812,500 shares have been reserved for issuance under the plan. The plan provides for grants of incentive stock options and non-qualified stock options. Options can be granted under the plan on terms and at prices as determined by the Board of Directors, or a committee of the Board of Directors, except that the exercise price of incentive options will not be less than the fair market value of common stock on the date of grant. In the case of an incentive stock option granted to a stockholder who owns more than 10% of the total combined voting power of all classes of the Company's stock, the per share exercise proceeds will not be less than 110% of the fair market value on the date of grant. The aggregate fair market value, determined on the date of grant, of the shares covered by incentive stock options granted under the plan that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit.

Certain Relationships and Related Transactions

                  None.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

                  In June 1999 the Company entered into three-year employment agreements with Kenneth Ehrman, Jeffrey Jagid and Michael Ehrman. The employment agreements provide that Messrs. Kenneth Ehrman and Jeffrey Jagid are each initially entitled to base salaries of $108,000 and Mr. Michael Ehrman is entitled to a base salary of $96,000. The employment agreements provide that the base salaries are subject to annual increases. Each employment agreement also provides that the employee is entitled to a bonus as determined by the Board of Directors, from time to time, and options under the Company's 1999 Stock Option Plan. Each employment agreement provides for a term of three years and is renewable upon mutual consent.

                  The employment agreements may be terminated for cause and, in the event of change in control of the Company, each employee is entitled to a lump sum payment equal to the greater of one year's salary or the base salary and benefits that would have been received by the employee if he had remained employed by the Company the remainder of the three year term. The agreements also contain confidentiality and non-competition provisions prohibiting the employee from competing against the Company and disclosing trade secrets and other proprietary information.

Indemnification for Certain Liabilities

                  The By-Laws of the Company provide that the Company may indemnify its directors and officers to the fullest extent permitted by the laws of the Delaware General Corporation Law against all expenses, liability and loss (including attorneys' fees, judgment, fines and amounts paid in settlement) incurred by them in any action, suit or proceeding arising out of certain of their actions or omissions in their capacities as directors or officers. Article Seven of the Company's Restated Certificate of Incorporation provides that, with certain exceptions, no director of the Company may be liable to the Company for monetary damages as a result of a breach of his fiduciary duties as a director. The Company has acquired directors' and officers' liability insurance for its directors and officers.

                  The Delaware Supreme Court has held the directors' duty of care to a corporation and its stockholders requires the exercise of an informed business judgment. Having become informed of all material information reasonably available to them, directors must act with requisite care in the discharge of their duties. The Delaware General Corporation Law permits a corporation through its certificate of incorporation to exonerate its directors from personal liability to the corporation or its stockholders for monetary damages for a breach of their fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declaration of dividends and transactions from which the director derived an improper personal benefit. As noted above, the Company's Restated Certificate of Incorporation exonerates its directors, acting in such capacity, from monetary liability to the extent permitted by this statutory provision. This limitation of liability provision does not eliminate a stockholder's right to seek non-monetary, equitable remedies such as an injunction or rescission in order to redress an action taken by directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

Section 16(a) Beneficial Ownership Reporting Compliance

                  Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to the Company all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports during and with respect to the fiscal year ended December 31, 2001.

Proposal No. 2.

Ratification of Appointment of Independent Auditors

                  Subject to ratification by the stockholders, the Board of Directors has reappointed Richard A. Eisner & Company, LLP as independent accountants to audit the financial statements of the Company for the current fiscal year.

                  Representatives of the firm of Richard A. Eisner & Company, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                  Audit Fees

                  Fees of Richard A. Eisner & Company, LLP for audit services provided to the Company for 2001 were $28,000.

                  All Other Fees

                  Fees of Richard A. Eisner & Company, LLP for all other services provided to the Company for 2001 were $8,500. These services were for procedures in connection with Securities and Exchange Commission filings, including quarterly reports on Form 10-QSB, and consents. The Audit Committee has determined that the provision of such services is compatible with maintaining the independence of Richard A. Eisner & Company, LLP.

                  Financial Information Systems Design and Implementation Fees

                  No fees were paid by the Company to Richard A. Eisner & Company, LLP for any financial information systems design and implementation services for 2001.

                  The Board of Directors unanimously recommends that the stockholders vote FOR approval of this proposal. The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of the independent auditors.

Other Matters

                  As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By order of the Board of Directors,

/s/ Martin G. Rosansky

Martin G. Rosansky
Secretary

Dated:  May 6, 2002

                                                                       Exhibit A

                             AUDIT COMMITTEE CHARTER

The members of the Audit Committee shall be appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the Company's financial reporting process including its internal controls regarding financial reporting,
(2) the compliance by the Company with legal and regulatory requirements, (3) the independence and performance of the Company's internal and external auditors and (4) provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

The number of members of the Audit Committee and their independence and experience requirements shall meet NASD requirements.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

                  1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

                  2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

                  3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

                  4. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls.

                  5. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

                  6. Meet with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

                  7. Review major changes to the Company's accounting principles and practices taking into consideration the views of the independent auditor, internal auditors or management.

                  8. Recommend to the Board the appointment of the independent auditor.

                  9. Approve the fees to be paid to the independent auditor.

                  10. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to assure the independence of the auditor.

                  11. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

                  12. Review the appointment and replacement of the senior internal auditing executive.

                  13. Review the significant reports to management prepared by the internal auditing department and management's responses.

                  14. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

                  15. Obtain from the independent auditor an understanding of whether there are any indications that Section 10A of the Private Securities Litigation Reform Act of 1995 is applicable and consult counsel if necessary.

                  16. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

                  17. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

                  18. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include a discussion of any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

                  19. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

                  20. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

                  21. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

                  22. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

                  23. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce the code.

                  24. Annually review policies and procedures as well as internal audit results associated with directors' and officers expense accounts and perquisites.

                  25. Annually review director and officer related party transactions and potential conflicts of interest.

                  26. Perform any other activities consistent with this Charter, as the Committee or Board deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles; this is the responsibility of management and upon completion of the audit by the independent auditor, subject to their findings, they render their report on the financial statements. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct; this is the responsibility of the Board.

                               I.D. SYSTEMS, INC.
                              One University Plaza
                          Hackensack, New Jersey 07601

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2002

         The undersigned hereby appoints Michael L. Ehrman and Ned Mavrommatis as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of I.D. Systems, Inc., at One University Plaza, Hackensack, New Jersey 07601 on Wednesday, June 5, 2002 at 10:00 a.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock of I.D. Systems, Inc. the undersigned would be entitled to vote if personally present, as indicated below.

         1. Election of Directors

            FOR all nominees listed below |_|        WITHHOLDING AUTHORITY  |_|
            (except as marked to the                 to vote for all nominees
            contrary below)                          listed below


         Jeffrey M. Jagid, Kenneth S. Ehrman, Beatrice Yormark, Martin G. Rosansky, Lawrence Burstein and Michael Monaco

         (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

         2. Approval of the appointment of Richard A. Eisner & Company, LLP as independent auditors.

                  FOR |_|            AGAINST |_|             ABSTAIN |_|

         The shares of Common Stock represented by this proxy will be voted as directed; however, if no direction is given, the shares of Common Stock will be voted FOR the election of the nominees and FOR the approval of the appointment of Richard A. Eisner & Company, LLP as the independent auditors of the Company.

         If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

                                 DATED:______________________, 2002

                                 ----------------------------------
                                 Signature

                                 ----------------------------------
                                 Signature if held jointly

                                 (Please date, sign as name
                                 appears at the left, and
                                 return promptly. If the
                                 shares are registered in
                                 the names of two or more
                                 persons, each person should
                                 sign. When signing as
                                 Corporate Officer, Partner,
                                 Executor, Administrator,
                                 Trustee or Guardian, please
                                 give full title. Please
                                 note any changes in your
                                 address alongside the
                                 address as it appears in
                                 the proxy.)